[Letterhead of Coopers & Lybrand L.L.P.]
                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-_____) of our reports, dated February 16, 1996, except for the second paragraph of Note 8, as to which the date is March 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oregon Metallurgical Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


Eugene, Oregon
January 31, 1997